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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                          BASIC ENERGY SERVICES, INC.*
             (Exact name of registrant as specified in its charter)


                DELAWARE                                75-2441819
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


         406 NORTH BIG SPRING
           MIDLAND, TEXAS                                 79701
(address of principal executive offices)                (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                     EACH CLASS IS TO BE REGISTERED:

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* Formerly known as Sierra Well Service, Inc.

None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, par value $0.01 per share
                         Preferred Share Purchase Right
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Basic Energy Services, Inc. (the "Registrant") is registering shares of common stock, par value $0.01 per share, together with preferred share purchase rights, pursuant to a registration statement on Form S-1 (No. 333-33108) (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this form.

ITEM 2. EXHIBITS

        The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

                1. Registrant's Registration Statement on Form S-1 (No. 333-33108), as amended, filed with the Securities and Exchange Commission on March 23, 2000 (the "Registration Statement") (incorporated herein by reference).

                2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1 to the Registration Statement).

                3. Restated Bylaws of the Registrant (incorporated herein by reference from Exhibit 3.2 to the Registration Statement).

                4. Certificate of Designations of Series A Cumulative Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Registration Statement).

                5. Certificate of Designations of Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.4 to the Registration Statement).

                6. Certificate of Designations of Series C Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.5 to the Registration Statement).

                7. Form of Certificate of Designations for Series One Junior Participating Preferred Stock (incorporated herein by reference from Exhibit 3.6 to the Registration Statement).

                8. Form of Stock Certificate representing shares of Common Stock (incorporated herein by reference from Exhibit 4.1 to the Registration Statement).

                9. Form of Stockholder Rights Agreement dated as of _________, 2000 between the registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference from Exhibit 4.2 to the Registration Statement).

                10. Form of Rights Certificate (incorporated herein by reference from Exhibit B to Exhibit 4.2 to the Registration Statement).

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2000

                                            BASIC ENERGY SERVICES, INC.

                                            By: /s/ KENNETH V. HUSEMAN
                                                -----------------------
                                            Name:   Kenneth V. Huseman
                                            Title:  President